As filed with the Securities and Exchange Commission on May 11, 1995.
                                            Registration No. 33-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               IDEON GROUP, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                   59-3293212
(State or other jurisdiction  of                          (I.R.S. Employer
incorporation or organization)                             Identification No.)

                             7596 Centurion Parkway
                          Jacksonville, Florida 32256
                    (Address of Principal Executive Offices)


           IDEON GROUP, INC. 1994 LONG TERM STOCK-BASED INCENTIVE PLAN
                              (Full title of Plan)


                                  Lisa Ormand
                      Vice President and Corporate Secretary
                            7596 Centurion Parkway
                          Jacksonville, Florida 32256
                                (904) 218-1800
           (Name, address, and telephone number of agent for service)


                          Total number of pages: 24

                        CALCULATION OF REGISTRATION FEE

                                             Proposed
                             Amount           Maximum          Amount of
     Title of Shares         to be        Aggregate Price    Registration
     to be Registered      Registered         Per Unit            Fee
     ----------------      ----------     ---------------    ------------
     Common Stock          1,340,000          $16.44            $7,596

(1) Estimated solely for the purpose of determining the registration fee. The common stock of Ideon Group, Inc. ("Registrant" or the "Company"), par value $.01 per share (the "Common Stock"), is listed on the New York Stock Exchange ("NYSE"). $16.44 represents the represents the average of high and low prices of the Registrant's Common Stock as quoted on NYSE on May 9, 1995.

(2) This amount is calculated based on the incremental number of shares being registered hereunder for issuance pursuant to the exercise of options and other rights under the Ideon Group, Inc. 1994 Long Term Stock-Based Incentive Plan (as amended, the "1994 Plan"). 2,400,000 shares of the Common Stock issuable under the 1994 Plan were previously registered pursuant to Registration Statement No. 33-55581 on Forms S-3 and S-8 filed on September 22, 1994. On May 11, 1995, the Company filed a post-effective amendment to Registration Statement No. 33-55581 pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act") to reflect the succession of SafeCard Services, Incorporated, a Delaware corporation ("SafeCard"), into Registrant, which had been a wholly-owned subsidiary of SafeCard. Such succession occurred on April 28, 1995 upon consummation of the reorganization (the "Reorganization") of SafeCard and Ideon Merger Company, a wholly-owned subsidiary of Registrant. The Reorganization was approved by the stockholders of SafeCard at the Annual Meeting of Stockholders held on April 27, 1995 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Also on April 27, 1995, the stockholders authorized an amendment to the 1994 Plan to increase the number of shares of the Common Stock issuable pursuant to such plan by 1,340,000 shares. Such shares being registered pursuant hereto may be granted as restricted stock or issuable upon the exercise of options or stock appreciation rights under the 1994 Plan. This Registration Statement also includes such indeterminate number of additional shares of the Common Stock of the Company as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the 1994 Plan.

         This Registration Statement contains a prospectus pursuant to Form S-3 (in accordance with Section C of the General Instructions to Form S-8) which covers reoffers and resales, by affiliates, or persons who may be deemed to be affiliates, of Registrant, of shares of the Common Stock of Registrant. The second part contains Information Required in the Registration Statement pursuant to Part II of Form S-8. In addition, the Form S-8 registers shares of the Common Stock of Registrant issued as restricted stock or upon exercise of options or stock appreciation rights granted pursuant to the 1994 Plan. Pursuant to the Note to Part I of Form S-8, the Plan Information specified by Part I is not being filed with the Securities and Exchange Commission (the "Commission").

                                  PROSPECTUS

                               IDEON GROUP, INC.
                         301,000 Shares of Common Stock
                           (Par Value $.01 Per Share)

         This Prospectus may be used by a certain person (the "Covered Stockholder") who may be deemed to be an affiliate of Ideon Group, Inc. (the "Company" or "Registrant") to sell shares of the Common Stock, which may be acquired by such person pursuant to the lapse of restrictions on restricted stock or the exercise of all or any portion of certain stock options granted to such person by Registrant. All proceeds from any sales of such shares of the Common Stock will inure to the benefit of the Covered Stockholder. Registrant will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Covered Stockholder will acquire certain of the shares covered by this Prospectus, which funds, if any, will be used for working capital. All expenses of registration incurred in connection herewith are being borne by Registrant, but all selling and other expenses incurred by the individual Covered Stockholder will be borne by such Covered Stockholder.

         The Covered Stockholder has not advised Registrant of any specific plans for the distribution of the shares of the Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions (which may include block transactions) on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. The shares of the Common Stock to which this Prospectus relates may be authorized for listing on the New York Stock Exchange. See "The Plan of Distribution." The Common Stock of Registrant is listed and traded on the New York Stock Exchange under the symbol IQ.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         No person is authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation should not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the securities offered by this Prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer. Neither the delivery of this Prospectus nor any distribution of securities made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that information in this Prospectus or in the documents incorporated herein by reference is correct as of any time subsequent to the date hereof or the dates thereof.

                  The date of this Prospectus is May 11, 1995

                             AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the Commission's public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities in the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials can be obtained at prescribed rates by writing to the Securities and Exchange Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference into this Registration Statement the following documents filed with the Commission: (i) Registrant's Prospectus included in Registration Statement No. 33-58273 on Form S-4 filed with the Commission as of March 28, 1995; (ii) the Annual Report of SafeCard Services, Incorporated ("SafeCard") on Form 10-K for the fiscal year ended October 31, 1994; (iii) SafeCard's Current Report on Form 8-K dated December 8, 1994; (iv) SafeCard's Transition Report on Form 10-Q for the two months ended
December 31, 1994; (v) SafeCard's Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended October 31, 1994; (vi) SafeCard's Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended October 31, 1994;
(vii) SafeCard's Amendment No. 3 to its Annual Report on Form 10-K for the fiscal year ended October 31, 1994; (viii) SafeCard's Amendment No. 1 to its Transition Report on Form 10-Q for the two months ended December 31, 1994; (ix) SafeCard's Proxy Statement dated March 30, 1995; and (x) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE  FOREGOING   DOCUMENTS,   EXCLUDING  EXHIBITS  UNLESS  SPECIFICALLY
INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE VICE PRESIDENT OF INVESTOR RELATIONS, IDEON GROUP, INC., 7596 CENTURION PARKWAY, JACKSONVILLE, FLORIDA 32256, (904)218-1800.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         With respect to the unaudited consolidated financial information of SafeCard for the transition period ended December 31, 1994 incorporated by reference in this Registration Statement, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated February 6, 1995, except for Note 1 as to which the date is March 24, 1995, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Securities Act") for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Securities Act.

                                  THE COMPANY

     The Company is an information-based services enterprise. The Company through its wholly-owned subsidiary, SafeCard, historically has been in the business of selling subscriptions by mail and telephone for continuity services provided pursuant to subscriptions which typically continue annually or periodically unless canceled by the subscriber. The Company has embarked on a diversification program designed to transform itself from a single-unit credit card enhancement provider into a marketing and services organization operating through multiple strategic business units. In September 1994, the Company acquired the Wright Express Corporation, a provider of information processing, management and financial services to petroleum companies and commercial transportation fleets in the United States. In February 1995, the Company acquired National Leisure Group, Inc., a leading retailer of vacation travel packages and services marketed directly to consumers in partnership with established credit card companies, brand-name retailers and wholesale clubs. The Company has also developed a credit card marketing and services business commencing with a co-branded credit card to be funded by SunTrust BankCard, N.A. marketed as part of the PGA TOUR Partners program under a Marketing and Services Agreement with the PGA TOUR. In April 1995, it announced the launch of a new child registration and search service through its subsidiary, Family Protection Network, Inc.

         The   Company's   principal   executive   office  is  located  at  7596
Centurion  Parkway,  Jacksonville,  Florida 32256  and  its telephone number  is
(904) 218-1800.

                              COVERED STOCKHOLDERS

         The names of the Covered Stockholder and the position, offices or other material relationships which he has had with the Company and its predecessors or affiliates over the past three years is as follows:

                                Current Position        Former Position
      Covered Stockholder       with the Company        with the Company
      -------------------       -----------------       ----------------
      John R. Birk              President and           President and Chief
                                Chief Operating         Executive Officer of
                                Officer                 Wright Express
                                                        Corporation

         The 301,000 shares of Common Stock covered by this Prospectus are shares which are subject to certain restrictions and to options granted by the Company to the Covered Stockholders since September 1994.

         The following table sets forth: (i) the name of the Covered Stockholder who may sell the Common Stock pursuant to this Prospectus, (ii) the number of shares of the Common Stock beneficially owned by such Covered Stockholder as of April 30, 1995, (iii) the number of shares of the Common Stock which may be offered and are being registered for the account of such Covered Stockholder by this Prospectus (all of which will be acquired by the Covered Stockholder pursuant to the lapse of restrictions on shares of restricted stock or pursuant to the exercise of options) and (iv) the amount and (if one percent or more) the percentage of the class to be owned by such Covered Stockholder if such Covered Stockholder were to sell all of the shares of the Common Stock covered by this Prospectus.

                                                                 Percent of
                                                                 Total
                                                                 Outstanding
                                                                 Shares
                                                                 Owned if
              Number of        Number          Shares            All Shares
              Shares Owned     of              Owned if All      Registered
              as of            Shares to       Registered        Were Sold
              April 30,        be Offered      Hereunder         (if 1% or
Name          1995             for Resale      Were Sold(1)      More) (2)
- ----          ----             ----------      -------------     ---------
John R. Birk  5,850            301,000(3)         4,850            ----


(1) Assuming that all shares individually owned and covered by this Prospectus are sold and that no additional shares are purchased or sold by the Covered Stockholder.

(2) Based upon 28,942,265 shares of the Common Stock outstanding as of April 30, 1995 plus the number of shares subject to option such individual has the right to purchase and assuming that all shares of the Common Stock individually owned and covered by this Prospectus are sold and that no additional shares are purchased or sold by such Covered Stockholder.

(3) Includes shares of restricted stock and shares subject to options.

                              PLAN OF DISTRIBUTION

         Any shares of the Common Stock sold pursuant to this Prospectus will be sold by the Covered Stockholder for his own account, and he will receive all proceeds from any such sales. The Company will receive none of the proceeds from the sale of shares which may be offered hereby but may receive funds upon the exercise of the options pursuant to which the Covered Stockholder will acquire the shares covered by this Prospectus, which funds, if any, will be used for working capital. The Covered Stockholder has not advised the Company of any specific plans for the distribution of the shares of the Common Stock covered by this Prospectus, but, if and when shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions (which may include block transactions) on the New York Stock Exchange at the market price then prevailing, although sales may also be made in negotiated transactions or otherwise. If shares of the Common Stock are sold through brokers, the Covered Stockholder may pay customary brokerage commissions and charges. The Covered Stockholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Covered Stockholder and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The Covered Stockholder and any broker-dealers that act in connection with the sale of the shares hereunder might be deemed to be "underwriters" within the meaning of
Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares as principal might be deemed to be underwriting discounts and commissions under such Act. Shares of Common Stock covered by this Prospectus also may be sold pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus. The Covered Stockholder has been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rules 10b-5, 10b-6 and 10b-7 thereunder.

         The shares of the Common Stock to which this Prospectus relates may be authorized for listing on the New York Stock Exchange.

                                INDEMNIFICATION

         Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power, and in some cases is required, to indemnify an officer, director, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director, officer, employee or agent of the Company or is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against expenses, judgments, fines and amounts paid in settlements. Mr. Birk has an indemnification agreement with the Company pursuant to Registrant's Certificate and By-Laws, which require indemnification of Registrant's directors and officers to the extent such indemnification is permitted under the Delaware General Corporation Law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

         The validity of the shares of the Common Stock offered hereby have been passed upon for the Company by Mahoney Adams & Criser, P.A.

                                    EXPERTS

         The consolidated financial statements incorporated in this prospectus and the Registration Statement by reference to the Annual Report on Form 10-K for the fiscal year ended October 31, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company hereby incorporates by reference into this Registration Statement the following documents filed with the Commission: (i) Registrant's Prospectus included in Registration Statement No. 33-58273 on Form S-4 filed with the Commission as of March 28, 1995; (ii) the Annual Report of SafeCard Services, Incorporated ("SafeCard") on Form 10-K for the fiscal year ended October 31, 1994; (iii) SafeCard's Current Report on Form 8-K dated December 8, 1994; (iv) SafeCard's Transition Report on Form 10-Q for the two months ended
December 31, 1994; (v) SafeCard's Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended October 31, 1994; (vi) SafeCard's Amendment No. 2 to its Annual Report on Form 10-K for the fiscal year ended October 31, 1994;
(vii) SafeCard's Amendment No. 3 to its Annual Report on Form 10-K for the fiscal year ended October 31, 1994; (viii) SafeCard's Amendment No. 1 to its Transition Report on Form 10-Q for the two months ended December 31, 1994; (ix) SafeCard's Proxy Statement dated March 30, 1995; and (x) the description of the Common Stock contained in the Registrant's Registration Statement on Form 8-B filed with the Commission pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         With respect to the unaudited consolidated financial information of SafeCard for the transition period ended December 31, 1994 incorporated by reference in this Registration Statement, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated February 6, 1995, except for Note 1 as to which the date is March 24, 1995, incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Price Waterhouse LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended (the "Securities Act") for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the Securities Act.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law generally provides Registrant broad powers to indemnify its directors, officers, employees and agents.

         Section 145(a) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

         Section 145(b) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper.

         Section 145(c) provides that, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Section 145(d) provides that any indemnification under subsections 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (i) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or
(ii) if there are no such directors or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders.

         Section 145(e) provides that expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 145.

         Section 145(f) provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which any director or officer seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

         Section 145(j) provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

         Article NINTH of Registrant's Amended and Restated Certificate of Incorporation, as amended ("Registrant's Certificate") provides that Ideon shall, to the full extent permitted by applicable law, indemnify all persons whom it may indemnify pursuant thereto.

         Article TENTH of Registrant's Certificate, consistent with Section 102(b)(7) of the Delaware General Corporation Law, provides that a director of Registrant shall not be personally liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any improper payment of dividends or any unlawful stock purchase or redemption as provided under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH further provides no amendment or repeal of such article or adoption of any provision of the Certificate of Incorporation inconsistent with Article TENTH shall prejudice the exculpatory effect of Article TENTH with respect to any act or omission occurring prior to the effective date of such amendment, repeal or inconsistent provision.

         Section 10 of Article V of Registrant's By-laws provides that each person who is or was a director or officer of Registrant or any of its subsidiaries and each person who serves or may have served at the request of Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (and the heirs, executors, administrators and estates of any such persons), shall be indemnified by Registrant in accordance with and to the fullest extent authorized by, the provisions of the Delaware General Corporation Law as it may from time to time be amended. Each person who is or was an employee or agent of Registrant and each person who serves or may have served as an employee or agent of another corporation, partnership, joint venture trust or other enterprise, may be similarly indemnified at the discretion of the Board of Directors.

         In addition to indemnification provided by statutes, Registrant's Certificate and By-laws, Registrant will assume written indemnity agreements with its directors and with certain of its officers. In general, the written indemnity agreements provide broad protection to the indemnitee, including, among other things, (i) mandatory advancement of litigation expenses (including attorneys' fees), subject to an undertaking by the indemnitee to repay such advances if it is later determined that he or she is not entitled to indemnification; (ii) contribution toward the amount incurred by the indemnitee under certain circumstances where complete indemnification may otherwise be unavailable; (iii) continuation of the maximum directors' and officers' liability insurance available to Registrant; and (iv) payment of expenses incurred by the indemnitee in actions brought by the indemnitee under certain circumstances. The indemnity agreements provide additional benefits in the event of a change in control of Registrant. The indemnity agreements also provide that no action may be brought by or on behalf of Registrant against the indemnitee after the expiration of two years from the date of the accrual of such action.

         Registrant maintains insurance covering liability of directors and officers arising out of their performance in such capacities, subject to certain exclusions and to policy limits.


ITEM  7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         This Registration Statement includes the following exhibits:

Exhibit  Number
- -------  ------

4(a) Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference to Appendix B of SafeCard's 1995 definitive proxy statement which was included in Ideon's Registration Statement (No. 33-58273) on Form S-4 filed as of March 28, 1995.

4(b) Certificate of Amendment to Registrant's Amended and Restated Certificate of Incorporation, incorporated by reference to Exhibit 3(b) of Registrant's Registration Statement on Form 8-B filed as of May 5, 1995.

4(c) Registrant's By-Laws, incorporated by reference to Appendix B of SafeCard's 1995 definitive proxy statement which was included in Ideon's Registration Statement (No. 33-58273) on Form S-4 filed as of March 28, 1995.

 5       Opinion of Mahoney Adams & Criser, P.A.

15       Letter Regarding unaudited financial information.

23(a)    Consents of Price Waterhouse LLP, Independent Accountants.

23(b)    Consent of Mahoney Adams & Criser, P.A, included in Exhibit 5.


ITEM 9.  UNDERTAKINGS

         (1)      Registrant hereby undertakes:

                  (a) To file during any period in which  offers or sales of the
                  securities   registered   hereunder  are  being  made, a post-
                  effective  amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To   remove   from   registration  by  means  of a   post-
                  effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Forms S-8 and S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 11th day of May 1995.

                                 IDEON GROUP. INC.

                            By:  /s/ Paul G. Kahn
                                 ------------------------------------
                                 Paul G. Kahn
                                 Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Signature                        Title                             Date
- ---------                        -----                             ----

/s/ William T. Bacon, Jr.       Director                           May 11, 1995
- ----------------------------
William T. Bacon, Jr.


/s/ Marshall L. Burman          Director                           May 11, 1995
- ----------------------------
Marshall L. Burman


/s/ John Ellis Bush             Director                           May 11, 1995
- ----------------------------
John Ellis Bush


/s/ Robert L. Dilenschneider    Director                           May 11, 1995
- ----------------------------
Robert L. Dilenschneider


/s/ Adam W. Herbert, Jr.        Director                           May 11, 1995
- ----------------------------
Adam W. Herbert, Jr.

/s/ Paul G. Kahn                Director, Chairman and             May 11, 1995
- ----------------------------    Chief Executive Officer
Paul G. Kahn


/s/ Eugene Miller               Director                           May 11, 1995
- ----------------------------
Eugene Miller


/s/ Thomas F. Petway, III       Director                           May 11, 1995
- ----------------------------
Thomas F. Petway, III


/s/ G. Thomas Frankland         Chief Financial Officer            May 11, 1995
- ----------------------------    (also principal accounting officer)
G. Thomas Frankland

                               INDEX TO EXHIBITS


                                                        PAGINATION BY
EXHIBIT      EXHIBIT                                      SEQUENTIAL
NUMBER       DESCRIPTION                               NUMBERING SYSTEM

4(a)         Ideon's Amended and Restated              Incorporated by
             Certificate of Incorporation.             reference to Appendix B
                                                       of SafeCard's 1995
                                                       definitive proxy
                                                       statement which was
                                                       included in Ideon's
                                                       Registration Statement on
                                                       Form     S-4  (No. 33-
                                                       58273) filed   as  of
                                                       March 28, 1995.

4(b)         Certificate of Amendment to Ideon's       Incorporated by
             Amended and Restated Certificate of       reference to Exhibit 3(b)
             Incorporation.                            to Registrant's Form 8-B
                                                       as filed on May 5, 1995.

4(c)         Registrant's By-Laws.                     Incorporated by reference
                                                       to Appendix B of
                                                       SafeCard's 1995
                                                       definitive proxy
                                                       statement which was
                                                       included in Ideon's
                                                       Registration Statement on
                                                       Form S-4 (No. 33-58273)
                                                       filed as of March 28,
                                                       1995.

 5           Opinion of Mahoney Adams & Criser,        19-21
             P.A.

15           Letter regarding unaudited financial      22
             information.

23(a)        Consents of Price Waterhouse LLP,         23-24
             Independent Accountants.

23(b)        Consent of Mahoney Adams & Criser,        Included in Exhibit 5.
             P.A.